                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION



     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement            [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                  Commissioner Only (as
[_]  Additional Materials                        permitted by Rule 14a-16(e)(2))
[_]  Soliciting Material Under Rule 14a-12

                        ALABAMA NATIONAL BANCORPORATION
               (Name of Registrant as Specified in Its Charter)

                  ___________________________________________
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      ANB

                       ALABAMA NATIONAL BANCORPORATION

                                 March 30, 2001



To the Stockholders of Alabama National BanCorporation:

     You are invited to attend the 2001 Annual Meeting of Stockholders of Alabama National BanCorporation ("the Company"), which will be held at the principal office of the Company, 1927 First Avenue North, Birmingham, Alabama 35203, on Thursday, May 3, 2001 at 10:00 a.m., CDT. Formal notice of the Annual Meeting, a Proxy Statement, and a form of Proxy accompany this letter.

     Also enclosed is the Company's 2000 Annual Report to Stockholders.

     Information about the meeting and the various matters on which the Stockholders will act is included in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. Please carefully consider the enclosed Proxy Statement and execute and return your Proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your Proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your Proxy and vote in person.

                              Sincerely,

                              /s/ John H. Holcomb, III
                              ------------------------
                              John H. Holcomb, III
                              Chairman of the Board and
                              Chief Executive Officer






              1927 FIRST AVENUE NORTH . BIRMINGHAM, ALABAMA 35203
                  (205) 583-3654    FACSIMILE: (205) 583-3724

                        Alabama National BanCorporation
                            1927 First Avenue North
                           Birmingham, Alabama 35203

                    Notice of Annual Meeting of Stockholders
                             to be held May 3, 2001

To our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Alabama National BanCorporation ("ANB") will be held at 10:00 a.m., local time, on Thursday, May 3, 2001, at National Bank of Commerce of Birmingham, 1927 First Avenue North, Birmingham, Alabama 35203, for the following purposes:

     1. To elect 15 directors of ANB to serve until the next annual meeting of Stockholders and until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has set March 9, 2001 as the record date for the Annual Meeting. Only holders of record of ANB's common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

     Details concerning those matters to come before the Annual Meeting are provided in the accompanying Proxy Statement. A copy of ANB's Annual Report to Stockholders for the year ended December 31, 2000 is enclosed. We hope you will find it informative.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND TO VOTE YOUR SHARES IN PERSON.

                              By order of the Board of Directors,

                              /s/ Kimberly Moore
                              ---------------------------
                              Kimberly Moore
                              Corporate Secretary
                              March 30, 2001

                        Alabama National BanCorporation
                            1927 First Avenue North
                           Birmingham, Alabama 35203

                                PROXY STATEMENT
                        Annual Meeting of Stockholders
                            to be held May 3, 2001


Solicitation of Proxies

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alabama National BanCorporation, a Delaware bank holding corporation ("ANB"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, May 3, 2001, at National Bank of Commerce of Birmingham ("NBC"), 1927 First Avenue North, Birmingham, Alabama 35203, or at any adjournment or postponement thereof. The Proxy Statement and Proxy are first being mailed to the stockholders of ANB on or about March 30, 2001.

     ANB will bear the cost of the solicitation of proxies. ANB will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, ANB may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

Stockholders Entitled to Vote

     The Board of Directors has set March 9, 2001 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 12, 2001, there were 11,793,160 shares of the common stock of ANB, par value $1.00 per share ("ANB Common Stock"), outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of ANB Common Stock held on all matters properly to come before the Annual Meeting.

Vote Required

     At the Annual Meeting, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors of ANB shall be elected at the Annual Meeting by a plurality of the votes cast, whether in person or by proxy.

     A stockholder may abstain or withhold his vote (collectively, "abstentions") with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting in favor of any proposal brought before the Annual Meeting. Since the election of directors is determined by the votes cast at the Annual Meeting, abstentions will not affect such election.

     Generally, a broker is entitled to vote shares held in "street name" on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in "street name" on certain non-routine items absent instructions from the beneficial owner of such shares (a "broker non-vote"). Generally, there will be no broker non-votes in the election of directors because the election of directors is a matter for which a broker may exercise its discretion.

Submission of Proxies

     Please sign, date and return the Proxy in the enclosed envelope so the ANB Common Stock you own will be voted in accordance with your wishes. If you desire to revoke your Proxy, you may do so either by attending the Annual Meeting in person or by delivering written notice of revocation so that it is received by ANB or its transfer agent, SunTrust Bank, Atlanta, on or before May 2, 2001. The address for SunTrust Bank, Atlanta is Stock Transfer Department, P.O. Box 4625, Atlanta, Georgia 30302, Attention: Bryan Echols.


                             ELECTION OF DIRECTORS

General

     The Board of Directors of ANB has nominated 15 persons for election as directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

     The persons named in the enclosed Proxy, unless a contrary direction is indicated on the enclosed Proxy, intend to vote the shares appointing them as proxies in favor of the nominees named herein. If any of the nominees should be unable to serve, which the Board of Directors does not anticipate will occur, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director. Vacancies that occur on ANB's Board of Directors may be filled by the remaining directors until the next annual meeting of stockholders.

     Unless otherwise specified in the enclosed Proxy, it is intended that votes will be cast for the election of all of the nominees as directors. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named.

Information About the Nominees

     Below is a description of each of the persons whom the Board of Directors has nominated for election as a director of ANB at the 2001 Annual Meeting to serve until the next annual meeting of Stockholders and until his successor has been elected and qualified. The stock ownership with respect to each nominee for election as a director is set forth in the table entitled "Security Ownership of Certain Beneficial Owners and Management."

     W. Ray Barnes, 61, has served as a director of ANB since 1998. Mr. Barnes was appointed to fill a vacancy on ANB's Board of Directors following the closing of the merger of Community Financial Corporation ("CFC") with and into ANB in 1998, pursuant to the provisions of the Agreement and Plan of Merger by which ANB acquired CFC. Mr. Barnes has served as Chairman of the Board of Georgia State Bank since 1986. Mr. Barnes has also served as Chairman and President of Efficiency Lodge, Inc. (hotel company) since 1993.

     Dan M. David, 55, has served as a director of ANB since 1997. Mr. David has also served as Vice Chairman of ANB since 1997, upon the merger of First American Bancorp ("FAB") with and into ANB (the "FAB Merger"). Mr. David continues to serve as Chairman of First American Bank, a position he has held since 1995. Mr. David served as Chairman and Chief Executive Officer of FAB from 1995 through 1997.

     T. Morris Hackney, 69, has served as a director of ANB since 1995. Mr. Hackney is Chairman of The Hackney Group, Inc. (holding company), a position he has held since 1989. From 1975 through 1999, Mr. Hackney served as Chairman and a director of Citation Corporation (manufacturer of durable goods). Mr. Hackney also serves as a director of Meadowcraft, Inc. (manufacturer of outdoor furniture).

     John H. Holcomb, III, 49, has served as a director of ANB since 1995. Mr. Holcomb has served as Chairman of the Board and Chief Executive Officer of ANB since 1996. Mr. Holcomb has served as Chief Executive Officer of National Bank of Commerce of Birmingham ("NBC") since 1990.

     John D. Johns, 49, has served as a director of ANB since 1995. Mr. Johns is currently President and Chief Operating Officer of Protective Life Corporation (a publicly-traded insurance company) and has served in such capacity since 1996. Mr. Johns also serves as a director of Protective Life Corporation, Protective Life Insurance Company and John H. Harland Co.

     John J. McMahon, Jr., 58, has served as a director of ANB since 1997. Mr. McMahon is Chairman of Ligon Industries, LLC (manufacturer of wastewater treatment equipment and aluminum castings), a position he has held since 1999. Mr. McMahon also serves as Chairman of the Executive Committee of McWane, Inc. (pipe and valve manufacturing company) and has served in such position since 1999. Mr. McMahon served as Chairman of the Board of McWane, Inc. from 1995 until 1998. Mr. McMahon also serves as a director of John H. Harland Co. and Protective Life Corporation.

     C. Phillip McWane, 43, has served as a director of ANB since 1995. Mr. McWane has served as the Chairman of the Board of McWane, Inc. since 1999 and served as President of McWane, Inc. from 1995 until 1998.

     William D. Montgomery, 52, has served as a director of ANB since 1996.
Mr. Montgomery currently serves as Chairman of the Board of First Gulf Bank. Mr. Montgomery is a certified public accountant in private practice. From 1974 through 1998, Mr. Montgomery was a partner with the firm of Johnson, Montgomery and Associates, P.A.

     Richard Murray, IV, 38, was appointed to the Board of Directors of ANB on December 21, 2000. He also currently serves as President and Chief Operating Officer of ANB. From 1998 to 2000, Mr. Murray was an Executive Vice President of both ANB and NBC. He served as a Senior Vice President of NBC from 1990 to 1998.

     Drayton Nabers, Jr., 60, has served as a director of ANB since 1995. Mr. Nabers has served as Chairman of the Board of Directors and Chief Executive Officer of Protective Life Corporation since 1996. Mr. Nabers also serves as a director of Energen Corporation.

     Victor E. Nichol, Jr., 54, has served as a director of ANB since 1995. Mr. Nichol was appointed Vice Chairman of ANB in 2000 and previously served as ANB's President and Chief

Operating Officer from 1996 to 2000. Mr. Nichol was also appointed Vice Chairman of NBC in 2000. From 1994 to 2000, Mr. Nichol served as Executive Vice President of NBC.

     C. Lloyd Nix, 64, has served as a director of ANB since 1997. Dr. Nix is retired from the practice of dentistry. From 1965 through 1999, Dr. Nix was engaged in the private practice of dentistry in Decatur, Alabama.

     G. Ruffner Page, Jr., 41, has served as a director of ANB since 1995. Mr. Page is President of McWane, Inc., a position he has held since 1999. He served as Executive Vice President of McWane, Inc. from 1994 until 1998. Mr. Page also serves as a director of Protective Investment Company, a subsidiary of Protective Life Corporation.

     William E. Sexton, 69, has served as a director of ANB since 1997. Mr. Sexton is Chairman of Sexton's, Inc. (dry cleaning and investments), a position he has held since 1998. He served as President of Sexton's Inc. from 1990 through 1998. Mr. Sexton served as Chairman of FAB from 1985 until 1995 and as Vice Chairman of FAB from 1995 through 1997.

     W. Stancil Starnes, 52, has served as a director of ANB since 1995. Mr. Starnes is a senior partner in the Birmingham law firm of Starnes & Atchison where he has worked since 1975.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE DIRECTORS RECOMMENDED BY THE NOMINATING COMMITTEE AND NOMINATED BY THE BOARD OF DIRECTORS.

The Board of Directors

     The Board of Directors oversees the business and affairs of ANB and monitors the performance of its management. Although the Board of Directors is not involved in the day-to-day operations of ANB, the directors keep themselves informed about ANB through meetings of the Board, reports from management and discussions with key executives. Directors also communicate with ANB's outside advisors, as necessary. The Board of Directors met six times in 2000.

Committees of the Board of Directors

     The Bylaws of ANB provide for four standing committees of the Board of
Directors: the Executive Committee, the Nominating Committee, the Audit Committee and the Compensation Committee. Each committee is composed of members of the Board of Directors, and each committee reports its actions to the full Board of Directors. Other than Messrs. Hackney, Johns, McMahon, McWane, Nabers and Starnes, none of the incumbent directors attended less than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he served. All of the directors attended at least four of the six Board of Directors meetings held in 2000.

     The following table describes the functions and current membership for each committee of the Board of Directors, as well as the number of meetings held in 2000.

                   Executive Committee - No Meetings in 2000

                          Functions                             Members
                          ---------                             -------
The Executive Committee has the authority to exercise           John H. Holcomb, III
the full power of the Board of Directors, except that           Victor E. Nichol, Jr.
the Executive Committee may not approve any merger,             G. Ruffner Page, Jr.
consolidation or sale of substantially all of the               C. Phillip McWane
assets of ANB, approve any amendment to ANB's
Certificate of Incorporation or Bylaws, appoint any
members of any committee of the Board of Directors or
declare any dividend or distribution.

                      Audit Committee - 4 Meetings in 2000

                       Functions                                Members
                       ---------                                -------
The Audit Committee recommends to the Board of                  W. Stancil Starnes
Directors the appointment of independent auditors to            William D. Montgomery
audit the books, records and accounts of ANB and its            W. Ray Barnes
subsidiary banks (the "Banks"); discusses with the              John D. Johns
independent auditors the plan and scope of their                T. Morris Hackney
examination of the books and records of ANB and the             G. Ruffner Page, Jr.
Banks and reviews the results thereof prior to                  C. Lloyd Nix
publication; and reviews all recommendations made by
the independent auditors regarding accounting methods
used and the system of internal controls utilized by
ANB and advises the Board of Directors with respect
thereto. See "AUDIT COMMITTEE REPORT".

                    Nominating Committee - 1 Meeting in 2000

                       Functions                                Members
                       ---------                                -------
The Nominating Committee meets annually to nominate             John H. Holcomb, III
persons for election as directors of ANB at the Annual          John J. McMahon, Jr.
Meeting of the Stockholders. No formal procedures               C. Phillip McWane
whereby individual stockholders can submit                      Drayton Nabers, Jr.
recommendations of persons to be considered for
nomination as a director of ANB have been instituted.
However, the Nominating Committee would consider any
such recommendations made to it in writing on a timely
basis. See "DEADLINE FOR SHAREHOLDER PROPOSALS."

                  Compensation Committee - 3 Meetings in 2000

                        Functions                          Members
                        ---------                          -------
The Compensation Committee is authorized to                John D. Johns
recommend to the Board of Directors from time to time      G. Ruffner Page, Jr.
the compensation to be paid to officers, directors and     Drayton Nabers, Jr.
committee members ("Executive  Compensation")  of          John J. McMahon, Jr.
ANB.  Executive Compensation may include, but is not       W. Stancil Starnes
limited to, salary, bonus, performance share awards,
stock options, other annual compensation and any
combination thereof as the Compensation Committee
deems appropriate in light of the performance of ANB.
During 2000, the Compensation Committee served as
the Performance Committee pursuant to the ANB
Performance Share Plan.  See "Compensation
Committee Report on Executive Compensation."

Director Compensation

     Non-employee directors of ANB receive directors' fees of $7,500 per annum and $1,000 for each Board of Directors meeting and each Committee meeting they attend, and are reimbursed for all reasonable out-of-pocket expenses incurred in the performance of their duties as a director. Under the terms of the ANB Deferral of Compensation Plan for Non-Employee Directors adopted in 1996, non-employee directors may voluntarily elect to defer to a specified date the receipt of all or any portion of their directors' fees. Directors' fees so deferred may be credited to the directors in cash or ANB Common Stock equivalents or a combination thereof. Messrs. Hackney, Johns, McWane, Nabers, Page, Starnes and McMahon also serve on the NBC Board of Directors and receive NBC directors' fees of $9,000 per annum plus $200 for each NBC Board meeting and Committee meeting attended. Mr. Montgomery also serves as Chairman of the Board of the First Gulf Bank Board of Directors and receives Chairman's fees of $1,000 per month. Dr. Nix and Mr. Sexton also serve on the Board of Directors of First American Bank and receive directors' fees of $600 for each First American Bank board meeting attended, $400 for each board meeting missed and $200 for each committee meeting attended. Mr. Barnes also serves as Chairman of the Board of Directors of Georgia State Bank and receives director's fees of $450 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of outstanding shares of ANB Common Stock beneficially owned as of March 12, 2001 by (i) each person or entity known by ANB to own more than 5% of the outstanding ANB Common Stock; (ii) each Named Executive Officer (as defined herein) of ANB; (iii) each director of ANB; and (iv) all executive officers and directors of ANB as a group.

                                             AMOUNT AND NATURE OF
       NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP/(1)(2)/   PERCENT OF CLASS/(3)/
     --------------------------          ---------------------------    ----------------------
     C. Phillip McWane/(4)(17)/                    1,074,639                     9.0%
     2900 Highway 280, Suite 300
     Birmingham, Alabama 35223

     AmSouth BanCorporation /(5)/                    609,838                     5.1%
     1900 5/th/ Avenue North
     Birmingham, Alabama 35203

     John H. Holcomb, III/(6)(17)/                    88,134                      *

     Victor E. Nichol, Jr./(17)/                     103,006                      *

     Dan M. David/(7)/                               115,658                     1.0%

     Richard Murray, IV/(8)/                          67,569                      *

     William G. Sanders, Jr.                          43,033                      *

     T. Morris Hackney/(9)/                           17,232                      *

     John D. Johns/(10)/                              42,983                      *

     John J. McMahon, Jr./(11)(17)/                  321,960                     2.7%

     William D. Montgomery                            38,866                      *

     Drayton Nabers, Jr./(12)/                        33,512                      *

     C. Lloyd Nix/(13)/                               91,116                      *

     G. Ruffner Page, Jr./(14)(17)/                  342,488                     2.9%

     William E. Sexton/(15)/                         114,183                     1.0%

     W. Stancil Starnes                               47,430                      *

     W. Ray Barnes/(16)/                             119,245                     1.0%

     All directors & executive officers as
     a group (19 persons)                          2,762,412                    23.2%

(1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned under such regulations include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.

(2) The share amounts reported also include stock equivalents held by directors under ANB's Deferral of Compensation Plan for Non-Employee Directors and by certain executive officers under the ANB Plan for Deferral of Compensation by Key Employees, entitling such directors and executive officers to receive upon distribution a share of ANB Common Stock for each stock equivalent. The number of stock equivalents included are listed as follows: Mr. McWane, 2,653; Mr. Holcomb, 4,862; Mr. Nichol,

     3,890; Mr. Murray, 2,593; Mr. Sanders, 2,593; Mr. Hackney, 4,415; Mr.
     Johns, 5,766; Mr. McMahon, 3,790; Mr. Montgomery, 3,285; Mr. Nabers, 4,795; Mr. Nix, 1,389; Mr. Page, 4,349; Mr. Sexton, 2,841; Mr. Starnes, 6,013; and
     Mr. Barnes, 1,542.

(3) Percentage of ownership is based on 11,925,017 shares of ANB Common Stock representing 11,793,160 shares outstanding as of March 12, 2001, 71,895 shares underlying options held by persons listed in this table exercisable within 60 days from said date and 59,962 shares of common stock equivalents held in deferred compensation plans of certain executive officers and directors. An asterisk means less than 1%.

(4) Includes 164,542 shares held by the Estate of James R. McWane, of which Mr. Phillip McWane is executor. Also includes 10,000 shares owned by H & P Partners of Alabama, L.P., a family limited partnership, of which Mr. McWane has shared voting control. Does not include 14,928 shares held by Mr. Page as custodian for the minor children of Mr. Phillip McWane, of which Mr. McWane disclaims beneficial ownership.

(5) These shares are held by certain trusts, of which AmSouth Bank, a wholly-owned subsidiary of AmSouth BanCorporation, is trustee.

(6) Includes 100 shares of ANB Common Stock of which Mr. Holcomb has beneficial ownership by reason of the irrevocable proxy granted to him by James A. Taylor in accordance with agreements made in conjunction with the merger of National Commerce Corporation, the former parent of NBC, and Commerce Bankshares, Inc. with and into ANB ("NBC Merger"). Also includes 700 shares held by Mr. Holcomb as custodian for his three minor children and 500 shares held by Mr. Holcomb's wife. Also includes 3,387 shares held in ANB's 401(k) Employee Capital Accumulation Plan, for which Mr. Holcomb holds investment power.

(7) Includes stock options to purchase 71,895 shares of ANB Common Stock. Does not include 3,328 shares owned of record by Mr. David's wife, of which Mr. David disclaims beneficial ownership.

(8) Includes 1,600 shares held by Mr. Murray's wife. Also includes 3,570 shares held in ANB's 401(k) Employee Capital Accumulation Plan, for which Mr. Murray holds investment power.

(9) Does not include 37,217 shares held by Mr. Hackney's wife, of which Mr. Hackney disclaims beneficial ownership.

(10) Does not include 1,000 shares owned by Mr. Johns' wife's Individual Retirement Account, 1,500 shares held for the benefit of Mr. Johns' wife in the James A. Dunlap Children's Trust and the Nancy D. Johns Subtrust, or 2,000 shares held by Mr. Johns' wife as custodian for their minor children. Mr. Johns disclaims beneficial ownership of these shares.

(11) Includes 300,000 shares held in a family partnership pursuant to which Mr. McMahon shares the power to vote and dispose of the shares with his wife, and with his three children and the spouses of two of those children. Also includes 15,000 shares held in three separate trusts for the benefit of Mr. Phillip McWane's children. Mr. McMahon is the trustee for each of these trusts. Does not include 96,830 shares held by Mr. McMahon's wife, of which Mr. McMahon disclaims beneficial ownership.

(12) Includes 25,500 shares held by Mr. Nabers' wife and 3,000 held by Mr. Nabers' daughter.

(13) Includes 35,148 shares held jointly with Dr. Nix's wife and 14,533 shares held by Dr. Nix's wife.

(14) Includes 187,995 shares held by the Anna McWane Trust and 88,775 shares held by the J.R. McWane, Jr. Trust. Mr. Page is the trustee for each of these trusts. Also includes 1,500 shares held by Mr. Page as custodian for his three minor children. Does not include 14,928 shares held by Mr. Page as custodian for the minor children of Mr. Phillip McWane, of which Mr. Page disclaims beneficial ownership. Does not include 8,000 shares held by Mr. Page's wife, of which Mr. Page disclaims beneficial ownership.

(15) Includes 68,590 shares owned by Sexton's Inc., of which Mr. Sexton is Chairman of the Board, 29,138 shares owned directly by Mr. Sexton's wife, and 611 shares held by the Sexton Foundation, of which Mr. Sexton is Chairman.

(16) Includes 3,094 shares held by Mr. Barnes' wife and 16,300 shares owned directly by Efficiency Lodge, Inc., of which Mr. Barnes is a shareholder and Chief Executive Officer.

(17) Each of these individuals has filed a joint Schedule 13G with the Securities and Exchange Commission to acknowledge that they are part of a group formed for the purpose of acquiring, holding, voting and disposing of more than 5% of the outstanding ANB Common Stock. These individuals have the right to vote, in the aggregate, 2,020,427 shares or 17.1% of the outstanding shares of ANB Common Stock.


Section 16(a)  Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires ANB's executive officers and directors, and persons who beneficially own more than 10% of ANB's Common Stock ("Section 16 Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC").
Section 16 Insiders are required by the SEC regulations to furnish ANB with copies of all SEC forms required under Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a) Forms"). Based solely on a review of the Section 16(a) Forms as furnished to ANB, and the representations of the Section 16 Insiders, ANB believes that for the period from January 1, 2000 through December 31, 2000, all Section 16 Insiders filed their Section 16(a) Forms in a timely manner, except that Mr. Page filed two Form 4's late, Mr. Hackney filed one Form 4 late and Mr. Barnes filed one Form 4 late.

Executive Compensation and Other Information

     Summary of Compensation

     The following table sets forth a summary of the compensation paid or accrued during each of the last three fiscal years with regard to (i) ANB's Chief Executive Officer and (ii) the four (4) highest paid executive officers of ANB who were serving in this capacity at the end of 2000 whose total salary and bonus exceeded $100,000 during 2000 (collectively the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                   Annual Compensation                    Long Term Compensation
                         ----------------------------------------   ------------------------------------
                                                                              Awards             Payouts
                                                                    --------------------------   -------
                                                                                   Securities
                                                                     Restricted    Underlying
                                                     Other Annual       Stock       Options/        LTIP           All Other
       Name and                 Salary      Bonus    Compensation     Award(s)        SARs      Payouts/(1)/     Compensation
  Principal Position     Year     ($)        ($)          ($)            ($)           (#)           ($)              ($)
  ------------------     ----     ---        ---          ---            ---           ---           ---              ---
John H. Holcomb, III     2000  $300,000   $122,000        -0-            -0-         40,000        $94,400         $ 26,896/(2)/
Chairman and CEO         1999   275,000    123,750        -0-            -0-            -0-            -0-           12,585
                         1998   260,000    175,000        -0-            -0-            -0-            -0-            3,261

Victor E. Nichol, Jr.    2000  $240,000   $ 61,700        -0-            -0-          5,000        $75,518         $ 25,405/(2)/
Vice Chairman            1999   235,000     63,450        -0-            -0-            -0-            -0-            8,954
                         1998   230,000     65,000        -0-            -0-            -0-            -0-           10,438

Dan M. David             2000  $168,000   $ 60,000        -0-            -0-          5,000        $   -0-         $ 10,740/(2)(3)/
Vice Chairman            1999   163,000     47,000        -0-            -0-            -0-            -0-           10,537
                         1998   155,000     45,000        -0-            -0-            -0-            -0-           10,646

Richard Murray, IV       2000  $150,000   $ 68,500        -0-            -0-         15,000        $50,346         $ 27,601/(2)/
President and COO        1999   140,000     70,000        -0-            -0-            -0-            -0-            6,778
                         1998   131,042     65,000        -0-            -0-            -0-            -0-             7514

William G. Sanders       2000  $150,000   $ 68,500        -0-            -0-         15,000        $50,346         $ 26,842/(2)/
President and COO of     1999   140,000     70,000        -0-            -0-            -0-            -0-            6,775
NBC                      1998   131,042     65,000        -0-            -0-            -0-            -0-            7,524

(1) 2000 Long-Term compensation is not yet determinable. The amount shown is the best estimate available as of the date of the payout. The amounts in this column relate to performance share payouts made to Messrs. Holcomb, Nichol, Murray and Sanders in 2000 under the ANB Performance Share Plan. Each of the Named Executive Officers that received payouts in 2000 opted to defer such payouts in accordance with the provisions of the ANB Performance Share Plan.

(2) The amounts shown in this column for Messrs. Holcomb, Nichol, David, Murray and Sanders represent ANB contributions to ANB's 401(k) retirement plan in the amount of $8,500 each, and amounts of principal forgiven and payments made to such executives for the purpose of paying interest due on certain executive loans in the amount of $18,396 for Mr. Holcomb, $16,905 for Mr. Nichol, $19,101 for Mr. Murray and $18,342 for Mr. Sanders. See "Certain Relationships and Related Transactions."

(3) The amount shown in this column for Mr. David also includes First American Bank payments of $2,240 in premiums paid on a term life insurance policy for Mr. David.

     Stock Options

                    Option / SAR Grants in Last Fiscal Year

                             Number of       Percent of Total                                      Potential Realizable Value At
                             Securities        Options/ SARs                                       Assumed Rates of Stock Price
                             Underlying         Granted To       Exercise                          Appreciation for Option Term
                           Options/SARs        Employees In       Price     Expiration
         Name              Granted (#)/(1)/     Fiscal Year       ($/Sh)       Date                    5%               10%
         ----              -----------          ----------        ------    ----------             ----------        ----------
John H. Holcomb, III          40,000              24.9%          $18.875     12/31/09               $474,800         $1,203,280

Victor E. Nichol, Jr.          5,000               3.1%           18.875     12/31/09                 59,350            150,410

Dan M. David                   5,000               3.1%           18.875     12/31/09                 59,350            150,410

Richard Murray, IV            15,000               9.3%           18.875     12/31/09                178,050            451,230

William G. Sanders            15,000               9.3%           18.875     12/31/09                178,050            451,230

                             ____________________

     (1) These options were granted pursuant to ANB's 1999 Long Term Incentive Plan. The options vest in three annual installments beginning on January 1, 2003.


                Aggregated Option Exercises In Last Fiscal Year
                       And Fiscal Year End Option Values

                                                              Number of Shares
                            Number of                      Underlying Unexercised         Value of Unexercised
                              Shares                         Options at Fiscal          in-the-Money Options at
                           Acquired on        Value             Year-End (#)              Fiscal Year-End($)
         Name                Exercise      Realized ($)  Exercisable/Unexercisable   Exercisable/Unexercisable/(1)/
-----------------------  ----------------  ------------  --------------------------  ------------------------------
John H. Holcomb, III            -0-            N/A                -0- / 40,000                   -0- / $150,200

Victor E. Nichol, Jr.           -0-            N/A                 -0- / 5,000                    -0- / $18,775

Dan M. David/(2)/               -0-            N/A              71,895 / 5,000             $1,002,542 / $18,775

Richard Murray, IV              -0-            N/A                -0- / 15,000                    -0- / $56,325

William G. Sanders              -0-            N/A                -0- / 15,000                    -0- / $56,325

     __________________

     (1) Based on $22.63 per share, the closing sale price reported by NASDAQ for ANB on December 29, 2000.

     (2) As a result of the FAB Merger, ANB assumed certain stock option plans of FAB which include: (i) the First American Bancorp Stock Option Plan dated October 20, 1992, (ii) the First American Bancorp 1994 Stock Option Plan and (iii) two non-qualified Stock Option Agreements dated March 7, 1997 (collectively, the "FAB Plans"). Of Mr. David's options, 71,895 were awarded by FAB prior to the FAB Merger under certain of the FAB Plans. ANB does not intend to make any additional awards under the FAB Plans.

     Long-Term Incentive Plans

          Long-Term Incentive Plans - Awards In Last Fiscal Year/(1)/

                                                                          Estimated Future Payouts under Non-Stock
                                                    Performance or                     Price-Based Plans
                                 Number of        Other Period Until                   -----------------
                              Shares, Units or       Maturation or        Threshold         Target        Maximum
           Name               Other Rights (#)          Payout               (#)              (#)           (#)
----------------------------------------------------------------------------------------------------------------------
John H. Holcomb, III            5,000 shares          Four years             1,650           5,000         8,500
Victor E. Nichol, Jr.           1,500 shares          Four years               450           1,500         2,550
Dan M. David                    1,500 shares          Four years               450           1,500         2,550
Richard Murray, IV              2,500 shares          Four years               825           2,500         4,250
William G. Sanders              2,500 shares          Four years               825           2,500         4,250

_____________________

(1) On December 16, 1999, the Compensation Committee approved the award of the 2000 Performance Share Awards under the ANB Performance Share Plan to certain senior officers including the grants detailed above. See "Compensation Committee Report on Executive Compensation" for a description of the Performance Share Plan and a description of the formula to be applied in determining amounts payable.

     Defined Benefit Plan

                            Pension Plan Table/(1)/

     Average Annual
      Remuneration                     Years of Service
      ------------                     ----------------

                            15        20       25       30       35
                            --        --       --       --       --
$125,000............     $24,375   $32,500  $40,625  $48,750  $56,875

$150,000............     $29,250   $39,000  $48,750  $58,500  $68,250

(1) Annual compensation for purposes of the NBC Pension Plan is capped at $160,000.


     As a result of the NBC Merger, NBC became a wholly-owned subsidiary of ANB. NBC has maintained the NBC Pension Plan for the benefit of its employees since January 1, 1982. The NBC Pension Plan pays its participants a monthly retirement income equal to 1.3% of each participant's "Average Monthly Earnings" multiplied by the number of years of continuous service to NBC through December 31, 1999 of such participant. Average Monthly Earnings equals the participant's annual compensation converted to a monthly amount and then averaged over the sixty (60) months immediately preceding the participant's "Normal Retirement Date" which, if such participant was employed before January 1, 1989, is the first day of the month coinciding with or immediately preceding a participant's sixty-fifth (65/th/) birthday or, if such participant was first employed after January 1, 1989, is the later of the participant's sixty-fifth (65/th/) birthday or the first day of the month either on or next following the completion of five years of continuous service or, if earlier, five "service years." Annual compensation means the participant's total compensation during a plan year, as reflected on such participant's W-2 Form, excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions (not includable in gross income) to certain plans or arrangements that may be maintained by NBC. However, regardless of a participant's actual annual compensation, each participant's annual compensation for purposes of such plan is capped at $160,000, as required by law.

     Effective December 31, 1999, the NBC Pension Plan was amended and restated. Pursuant to such restatement, the pension plan was frozen such that there will be no accrual of future benefits after December 31, 1999. The annual compensation and credited years of service attributable to each of Messrs. Holcomb, Nichol, Murray and Sanders as of December 31, 1999 are as follows:

                           Annual Compensation  Credited Years of Service
                           -------------------  -------------------------
John H. Holcomb, III          $160,000/(1)/                 19
Victor E. Nichol, Jr.         $160,000/(1)/                  6
Richard Murray, IV            $160,000/(1)/                  9
William G. Sanders            $160,000/(1)/                 12

(1)  The maximum annual compensation for purposes of the NBC Pension Plan.


Employment Continuation Agreements

     ANB has entered into Employment Continuation Agreements with each of the Named Executive Officers which provide for certain benefits in the event of a
"change in control" of ANB.   Upon a change of control, all stock options of
each Named Executive Officer become immediately vested and exercisable in full, and all outstanding performance shares are paid in cash as if the applicable target performance level(s) had been met (or, in some cases, exceeded). Each agreement provides for a two year employment period, during which time each Named Executive Officer would be entitled to maintain his pre-change of control position with ANB at the same base salary, bonus/incentive compensation and benefits. If during this time, the Named Executive Officer terminates his employment for "good reason" or if ANB terminates the Named Executive Officer's employment other than for "cause", the Named Executive Officer would receive certain benefits. Such benefits include (i) a payment equal to three times the sum of (a) the annual base salary in effect at the time of the change in control, (b) the average annual incentive plan bonus for the three years preceding the change in control or the date of termination (whichever is greater) and (c) the cash value of any performance shares awarded in the year in which the change of control occurs; (ii) continuation for up to twenty-four months in the Company's hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment; (iii) supplemental retirement benefits in the form of a deferred annuity contract payable upon the Named Executive Officer's 65/th/ birthday; and (iv) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal, Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee, which establishes the compensation of the executive officers of ANB, is comprised of Messrs. Johns, McMahon, Nabers, Page and Starnes. During 2000, there were no interlocking relationships between any executive officers of ANB and any entity whose directors or executive officers serve on ANB's Board of Directors and/or Compensation Committee.

Compensation Committee Report on Executive Compensation

     The Compensation Committee has oversight of the compensation paid to the Chief Executive Officer and certain other senior officers of ANB and its subsidiaries including the Named Executive Officers. Total compensation for these persons is reviewed and set annually and includes three primary types of compensation: base salary, bonuses paid under the ANB Annual Incentive Plan, and long-term incentive compensation under the Performance Share Plan and under the ANB 1999 Long Term Incentive Plan. The following discussion is applicable to executive officers of ANB, including the Chief Executive Officer and the Named Executive Officers.

     Base Salary. Executive officers' base salaries are determined by several factors, but principally by the level of responsibilities required by the position. In establishing base salaries, the Compensation Committee reviews recommendations by the Chief Executive Officer and considers information provided by an outside compensation consultant relating to compensation paid by other local banking companies and bank holding companies of comparable size. Some of the companies considered are in the peer group used for the Stock Performance Graph included herein. Individual competence, length of service in a position, and comparisons to salaries for similar positions in other comparable companies guide the determination of the appropriate level of an executive officer's salary. Company performance may also be a factor in determining the amount of any base salary increase. The Committee's compensation strategy for executive officers is to pay salaries at or near the median. Performance-based cash bonus and performance share awards, when totaled, are used to provide significant performance-based compensation. Based on these factors, Mr. Holcomb's base salary for calendar year 2000 was set at $300,000. The base salaries and incentive bonuses for Messrs. Holcomb, Nichol, Murray and Sanders, each of whom is also an officer of NBC, are paid by NBC.
The base salary and incentive bonus for Mr. David are paid by First American Bank. ANB reimburses NBC and First American Bank, as applicable, for a portion of the base salary and bonus of these individuals based on an allocation of time that such executives spent on ANB holding company matters.

     Annual Incentive Plan. The Board of Directors approved the ANB Annual Incentive Plan (the "AIP") in 1996. The AIP was established for the purpose of rewarding, retaining, and providing incentives for performance through annual bonuses for those employees who contribute most to the operating progress of ANB. The Compensation Committee sets the total target amount of bonuses for each year and reviews the methodology used to determine individual bonuses. Individual bonuses of employees participating in the AIP are determined with respect to them by ANB's executive officers with the approval of the Chief Executive Officer. The Compensation Committee specifically reviews and approves each annual bonus paid to the executive officers participating in the AIP, including the Chief Executive Officer.

     Each participating employee is assigned a target bonus percentage expressed as a percentage of each employee's salary. The target bonus percentages were set at amounts ranging from 27.5% to 45% for 2000 by the Compensation Committee. The target bonus percentage is established by determining the desired total incentive compensation component for the particular employee and by reviewing the practices of certain peer banks as reflected in available surveys. Bonus payments under the AIP, when made, may range from 33% to 200% of the target amount. Other than the Chief Executive Officer, an individual's AIP bonus is based upon a combination of ANB's performance, departmental performance and the individual's performance. The AIP bonus of the Chief Executive Officer is based on ANB's performance according to a range fixed for the year by the Compensation Committee relating to certain operating earnings per share goals plus the achievement of certain other objectives. The AIP bonus relating to 2000 for Mr. Holcomb was determined based on ANB operating earnings during 2000.

     Performance Share Plan. The Performance Share Plan ("PSP") is administered by the Compensation Committee. The overall purpose of the PSP is to promote the long term success of ANB and its subsidiaries. The PSP is a key component of executive compensation, and is designed to attract individuals of outstanding ability and to encourage key employees to acquire a proprietary interest in ANB, to continue employment with ANB and to render superior performance during such employment. ANB develops its Performance Share Award amounts under the PSP by reviewing the long term incentive opportunities provided to executives in similar positions at peer banks and determining the desired total long-term compensation component of the particular employee's compensation package.

     The Compensation Committee, from time to time, may select participants to receive incentive compensation awards under the PSP ("Performance Share Awards"). Each Performance Share Award granted will generally represent one share of ANB Common Stock, unless otherwise determined by the Compensation Committee, but in no event may the Compensation Committee determine that a Performance Share Award equals more than 1.25 shares of ANB Common Stock. No individual participant may be granted, in the aggregate, Performance Share Awards which represent more than 25% of the ANB Common Stock reserved for issuance under the PSP. Each Performance Share Award is awarded as of January 1 of the year of award, regardless of the actual date of grant ("Date of Grant").

     At the time the Compensation Committee grants Performance Share Awards, the Compensation Committee is required to fix an Award Period comprised of a number of calendar years not to exceed five (5) years. In its discretion, the Compensation Committee may subdivide the Award Period into one interim period which is a period of calendar years chosen by the Compensation Committee commencing upon any Date of Grant but which is less than the Award Period (an "Interim Period").

     No Performance Share Award will be paid unless the participant meets the conditions established by the Compensation Committee for the Award Period or Interim Period. If, at the close of any Award Period or Interim Period applicable to a Performance Share Award, the Compensation Committee determines that the participant has met the conditions for payment of the Performance Share Award, then, unless otherwise directed by the Compensation Committee, the Performance Share Award will be paid to the participant as promptly as possible. Generally, all payments of Performance Share Awards to participants will be made partly in shares of ANB Common Stock and partly in cash, with the cash portion being equal to the amount of Federal, state and local taxes which the participant's employer, whether ANB or a subsidiary of ANB, is required to withhold on account of said payment.

     The Performance Share Awards made relating to 2000 were determined by calculating the desired total long-term compensation component of the particular employee's compensation package and by comparison of this long-term component to long-term awards made at a peer group of comparable banks and bank holding companies. Award payments can range from zero to 200% of a grant. For example, if ANB ranks in the top 25% of the peer group in terms of return on average equity, then 125% of the award is earned. If ANB ranks at the top 10%, 170% of the award is earned. If ANB's performance is at the median or threshold, 50% of the award is earned. If ANB's results are below the median, no portion of the award is earned. In December 1999, the Compensation

Committee established Performance Share Awards relating to 2000 that will be paid after 4 years and will include results for fiscal years 2000, 2001, 2002 and 2003.

     1999 Long Term Incentive Plan. The ANB Stockholders approved the Alabama National BanCorporation 1999 Long Term Incentive Plan (the "LTIP") in April 1999. The primary purpose of the LTIP is to retain employees who contribute to ANB's success. The LTIP provides for the award of incentive and non-qualified stock options, stock appreciation rights, restricted stock and performance awards. Awards under the LTIP are in addition to awards made under the Performance Share Plan. The Board of Directors and the Compensation Committee believe that stock based awards are very valuable in retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of ANB and its stockholders by providing such employees with the opportunity to participate in the long term growth of ANB. The Compensation Committee believes that the grant of awards under the LTIP are a meaningful component of ANB's long-term incentive compensation strategy. The option grants to the Named Executive Officers under the LTIP during 2000 are described above in the table entitled "OPTION / SAR GRANTS IN LAST FISCAL YEAR". The amount of the options granted to Mr. Holcomb during 2000 was determined by the Board of Directors based on past performance relative to established goals, and review of long-term incentives awarded to chief executive officers of banks and bank holding companies of comparable size to ANB.

          Compensation Committee:

          John D. Johns, Chairman
          John J. McMahon, Jr.
          Drayton Nabers, Jr.
          G. Ruffner Page, Jr.
          W. Stancil Starnes


Stock Performance Graph

     The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to ANB's stockholders during the period beginning December 31, 1995 and ending on December 31, 2000, compared to an overall stock market index (NASDAQ Stock Market, U.S. Companies) and a peer group index of 17 banks, bank holding companies and thrifts which are comparable in asset size and market capitalization that have been selected by ANB ("ANB Peer Group").

                            [Performance Graph to be Inserted Here]


                                   ----------------------------------------------------------------
            INDEX                   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
---------------------------------------------------------------------------------------------------
Alabama National BanCorporation    $  100.00  $  134.02  $  203.40  $  210.17  $  153.26  $  191.47
NASDAQ Total Return Index          $  100.00  $  123.04  $  150.69  $  212.51  $  394.94  $  237.68
ANB Peer Group                     $  100.00  $  132.94  $  214.83  $  218.77  $  170.73  $  214.58



     The Companies included in the ANB Peer Group are as follows:

ABC BanCorp                             Piedmont BanCorp, Inc./(1)/
Bank of Granite Corporation             Republic Bancshares, Inc.
Capital City Bank Group, Inc.           Seacoast Banking Corporation of Florida
Century South Banks, Inc.               Simmons First National Corporation
First United Bancshares, Inc./(1)/      The South Financial Group, Inc./(2)/
Independent Bank Corp.                  Sterling Bancorp
LSB Bancshares, Inc.                    Sterling Bancshares, Inc.
North Fork BanCorporation, Inc.         WesBanco, Inc.
Peoples Holding Company

_______________
(1) This company was acquired by another entity during 2000. The performance graph above includes the effect of this company through the date of its acquisition.
(2) Carolina First Corporation changed its name to The South Financial Group, Inc. during 2000.

Certain Relationships and Related Transactions

     NBC's main office is occupied under a lease with an affiliated party, Woodward Properties, of which (i) Mr. Ruffner Page, as Custodian of the three minor children of Mr. Phillip McWane, (ii) Mr. Phillip McWane, (iii) Mr. John McMahon and (iv) a family partnership, of which Mr. and Mrs. McMahon have beneficial ownership, are partners. NBC has leased 70,565 square feet at an annual rental rate of $15.00 per square foot through the year 2020, subject to adjustment based on the Consumer Price Index. ANB believes this lease represents an arms-length rate and terms for comparable space in the Birmingham market.

     ANB and the Banks have and expect to continue to have banking and other transactions in the ordinary course of business with directors and executive officers of ANB and their affiliates, including members of their families or corporations, partnerships or other organizations in which such directors or executive officers have a controlling interest, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectibility nor present other unfavorable features to ANB and the Banks. Each of the Banks is subject to limits on the aggregate amount it can lend to the Banks' and ANB's directors and officers as a group. This limit is currently equal to two times the applicable entity's unimpaired capital and surplus. Loans to individual directors and officers must also comply with the Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

     During each of 1999 and 2000, each of Messrs. Holcomb, Nichol, Murray, Sanders, John R. Bragg, Executive Vice President and William E. Matthews, V, Executive Vice President and Chief Financial Officer, became indebted to ANB in connection with individual loans in favor of ANB. The purpose of each of such loans was to finance the payment of certain federal income taxes resulting from the application of the Alternative Minimum Tax for these executive officers related to the exercise of incentive stock options to acquire shares of ANB common stock. The executives were subject to such tax, even though none of the underlying shares acquired were sold. Pursuant to separate promissory notes and pledge agreements between each of these executive officers and ANB, such executive officers pledged shares of ANB's common stock as collateral for two separate promissory notes in the original aggregate principal amounts described below. All unpaid or unforgiven amounts on these notes are due on the earlier of the tenth anniversary of each note or upon an event of default as described in the individual notes. Each such note bears interest at an annual rate equal to the London Interbank Offered Rate ("LIBOR") plus 1%. Pursuant to the terms of the above-referenced notes, so long as such executive officer remains employed by ANB, 10% of the principal amount of the applicable note shall be forgiven by ANB on each of the first ten anniversaries of such note.

                                                                   Aggregate of Principal and
                    Name of                Aggregate Original       Interest due on Notes as
               Executive Officer       Principal Amount of Notes       of December 31, 2000
               ----------------        -------------------------       --------------------
            John H. Holcomb, III                $177,147                    $176,624
            Victor E. Nichol, Jr.               $122,918                    $118,922
            John R. Bragg                       $127,671                    $123,050
            Richard Murray, IV                  $141,139                    $136,822
            William G. Sanders                  $128,116                    $123,312
            William E. Matthews, V              $137,570                    $133,293

                            INDEPENDENT ACCOUNTANTS

Appointment of Independent Auditors.

     At the recommendation of the Audit Committee, the Board of Directors approved the engagement of PricewaterhouseCoopers LLP as ANB's independent auditors for the year ending December 31, 2001.

     Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to answer questions of Stockholders.

Audit Fees.

     The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for the audit of ANB's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in ANB Forms 10-Q for the fiscal year ended December 31, 2000 totaled $173,000.

Financial Information Systems Design and Implementation Fees.

     During the fiscal year ended December 31, 2000, ANB was not charged any fees by PricewaterhouseCoopers LLP related to the design or implementation of a financial information system.

All Other Fees.

     PricewaterhouseCoopers LLP billed ANB $651,278 during the fiscal year ended December 31, 2000, for services other than those discussed above. The Audit Committee considered the provision of non-audit services by PricewaterhouseCoopers LLP in its determination regarding PricewaterhouseCoopers LLP's independence.

                            AUDIT COMMITTEE REPORT
                            ----------------------

     The Audit Committee of the Board of Directors is composed of seven directors who are independent directors as defined under the rules of The Nasdaq Stock Market, Inc. The Audit Committee operates under a written charter adopted by the Board of Directors on April 20, 2000, which is included as Exhibit A to this Proxy Statement. The Audit Committee hereby submits the following report:

 .    We have reviewed and discussed with management ANB's audited financial statements as of and for the year ended December 31, 2000.

 .    We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

 .    We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in ANB's Annual Report on Form 10-K for the year ended December 31, 2000.

     Audit Committee:

     W. Ray Barnes                 C. Lloyd Nix
     T. Morris Hackney             G. Ruffner Page, Jr.
     John D. Johns                 W. Stancil Starnes, Chairman
     William D. Montgomery


                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of ANB does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.


                      DEADLINE FOR SHAREHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at ANB's 2002 Annual Meeting of Stockholders must be received by ANB by November 29, 2001 to be considered for inclusion in ANB's proxy statement relating to such meeting.

     A stockholder must notify ANB before February 12, 2002 of a proposal for the 2002 Annual Meeting which the stockholder intends to present other than by inclusion in ANB's proxy material. If ANB does not receive such notice prior to February 12, 2002, proxies solicited by the Board of Directors of ANB will be deemed to have conferred discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by Certified Mail - Return Receipt Requested, to Alabama National BanCorporation, Attention: John H. Holcomb, III, 1927 First Avenue North, Birmingham, Alabama 35203.

A COPY OF ANB'S 2000 ANNUAL REPORT TO STOCKHOLDERS WHICH INCLUDES ANB'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO ALABAMA NATIONAL BANCORPORATION, ATTENTION: KIMBERLY MOORE, 1927 FIRST AVENUE NORTH, BIRMINGHAM, ALABAMA 35203.

                                   EXHIBIT A

                        ALABAMA NATIONAL BANCORPORATION
                            AUDIT COMMITTEE CHARTER
                            Adopted April 20, 2000


I.   PURPOSE.

     A. The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Alabama National BanCorporation (the "Company") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing (i) the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, (ii) the Company's systems of internal accounting and financial controls, and (iii) the annual independent audit of the Company's financial statements.

     B. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's Shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

     C. The Committee shall review the adequacy of this Charter on an annual basis.

II.  MEMBERSHIP.

     A. The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers and the NASDAQ National Market System.

          1. All of the members of the Committee shall be directors who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. A director will not be considered "independent" if, among other things, he or she has:

               (a) been employed by the Company or its affiliates in the current or past three years;

               (b) accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

               (c) an immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

               (d) been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

               (e) been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

          2. The members of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or chief financial officer or other senior officer with financial oversight responsibilities.

     B. The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department (if any) and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with IV. B.2. below.

IV.  KEY RESPONSIBILITIES.

     A. The Committee's job is one of oversight and it recognizes (i) that the Company's management is responsible for preparing the Company's financial statements and (ii) that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, if any, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

     B. The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

          1. The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

          2. As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

          3. The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

          4.   The Committee shall:

               (a) request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

               (b) discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

               (c) recommend that the Board take appropriate action to oversee the independence of the outside auditor.

          5. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval, if the Board provides for such shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                   * * * * *

                                REVOCABLE PROXY
                        ALABAMA NATIONAL BANCORPORATION
                            1927 First Avenue North
                           Birmingham, Alabama 35203


     This Proxy is solicited on behalf of the Board of Directors of Alabama National BanCorporation ("ANB") for use only at the Annual Meeting of Stockholders to be held on May 3, 2001, and at any postponement or adjournments thereof (the "Annual Meeting").

     The undersigned, being a Stockholder of ANB, hereby appoints John H. Holcomb, III and Victor E. Nichol, Jr., and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

1. To elect 15 directors to serve on the ANB Board of Directors until the next annual meeting and until their successors are duly elected and qualified.

     [_]  FOR All Nominees (Other than as Struck Below)

     [_]  WITHHOLD AUTHORITY To Vote For All Nominees Listed

NOTE: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

W. Ray Barnes; Dan M. David; T. Morris Hackney; John H. Holcomb, III; John D. Johns; John J. McMahon, Jr.; C. Phillip McWane; William D. Montgomery; Richard Murray, IV; Drayton Nabers, Jr.; C. Lloyd Nix; Victor E. Nichol, Jr.; G. Ruffner Page, Jr.; William E. Sexton; and W. Stancil Starnes.

2. [_] To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

            THIS INSTRUCTION CARD IS CONTINUED ON THE RESERVE SIDE.
             PLEASE SIGN ON THE RESERVE SIDE AND RETURN PROMPTLY.

     The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to ANB or its agent, SunTrust Bank, Atlanta, prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR all director nominees.

                                       PLEASE SIGN EXACTLY AS NAME APPEARS BELOW


                                       Dated:_____________________________, 2001


                                       _________________________________________
                                       Signature


                                       _________________________________________
                                       Signature

                                       NOTE: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.